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                                                                       EXHIBIT 5


                          Squire, Sanders & Dempsey
                    4900 Society Center, 127 Public Square
                            Cleveland, Ohio 44114

                                July 5, 1996




Centerior Funding Corporation
1013 Centre Road
Suite 350
Wilmington, Delaware  19805


Citicorp Securities, Inc.
399 Park Avenue
New York, New York  10043

Chase Securities Inc.
270 Park Avenue
New York, New York  10017

CS First Boston Corporation
55 East 52nd Street
New York, New York  10055

Citibank, N.A.
120 Wall Street
New York, New York  10005


  Re:  Centerior Funding Corporation
       -----------------------------

Gentlemen and Ladies:


        We have acted as special counsel to Centerior Funding Corporation, a Delaware corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act") by the Company of a Registration Statement, File No. 33-63315, on Form S-1 and all amendments thereto (the "Registration Statement") relating to the Series 1996-1 Receivables-Backed Certificates (the "Certificates") to be issued by Centerior Energy Receivables Master Trust, a New York trust (the "Trust"). The Certificates are being issued under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") among the Company, The Cleveland Electric Illuminating Company ("CEI"), The Toledo Edison Company ("Toledo Edison"), and Citibank, N.A., as trustee of the Trust (the "Trustee"), as supplemented by a Series 1996-1 Supplement (the "Series Supplement") among the Company, CEI, Toledo Edison and the Trustee, and as supplemented and amended from time to time in accordance with its terms.


        In so acting, we have participated in discussions relating to the preparation of the Registration Statement and the Prospectus which is contained therein (the "Prospectus"). We have also examined and relied upon such corporate records and other documents and have made such investigations of law as we have deemed proper and necessary as the basis for our opinion expressed below.


        Based upon the foregoing, and subject to the qualifications referred to below, we are of the opinion that when issued, the Certificates will be the valid and binding obligations of the Trust except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, receivership or other laws now or hereafter in effect relating to creditors' rights generally.



        The opinion expressed above assumes (i) the Registration Statement has become effective under the Act, (ii) the Pooling and Servicing Agreement and the Series Supplement have been duly authorized, executed and delivered by the parties thereto,

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Centerior Funding Corporation
July 5, 1996
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and (iii) the Certificates have been delivered and paid for as contemplated by the Registration Statement and the Prospectus and in accordance with the Pooling and Servicing Agreement and the Series Supplement.


        We are admitted to the bars of the States of Ohio and New York. In rendering the opinion set forth above, we have not passed upon and do no purport to pass upon the application of any laws of any jurisdiction other than the Federal securities laws of the United States and the laws of the States of Ohio and New York.


        A copy of this opinion may be delivered to Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Duff & Phelps Rating Company, each of which may rely on this opinion as if it were addressed to it. This opinion is soley for the benefit of the addressees hereof and the persons named above and is not to be quoted or referred to in any manner without prior written consent.


        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this Firm under the caption "Legal Opinions" in the Prospectus.



                                               Respectfully submitted,



                                               SQUIRE, SANDERS & DEMPSEY